Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

December 31, 2019

(Unaudited)

Definitions

Adjusted Fixed Charge Coverage  Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.
Cash Operating Expenses Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Cash Real Estate Revenues Cash Real Estate Revenues represent rental and related revenues, resident fees and services, and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, mortgage debt, and other debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.
Direct Financing Lease ("DFL") Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.
EBITDAre and Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains), and is adjusted to include our share of CCRC non-refundable entrance fees received. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

2

Definitions

Entrance Fee Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and NAREIT FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees ("NREFs") are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds Available for Distribution (“FAD”) FAD is defined as FFO as Adjusted after excluding the impact of the following: (i) amortization of deferred compensation expense, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) deferred income taxes, (v) amortization of acquired market lease intangibles, net, (vi) non-cash interest related to DFLs and lease incentive amortization (reduction of straight-line rents), (vii) actuarial reserves for insurance claims that have been incurred but not reported, and (viii) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD: (i) is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements and (ii) includes lease restructure payments and adjustments to compute our share of FAD from our unconsolidated joint ventures and those related to CCRC non-refundable entrance fees. Certain prior period amounts in the “Non-GAAP Financial Measures Reconciliation” below for FAD have been reclassified to conform to the current period presentation. More specifically, recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements ("FAD capital expenditures") excludes our share from unconsolidated joint ventures (reported in “other FAD adjustments”). Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FAD for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FAD to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (reported in “other FAD adjustments”). See FFO for further disclosure regarding our use of pro-rata share information and its limitations. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. We believe FAD is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. FAD does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses, and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our FAD adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, FAD is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. FAD is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Funds From Operations (“FFO”) FFO encompasses NAREIT FFO and FFO as Adjusted, each of which is described in detail below. We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.
NAREIT FFO. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other real estate-related depreciation and amortization, and adjustments to compute

3

Definitions

our share of NAREIT FFO and FFO as Adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of NAREIT FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our NAREIT FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in NAREIT FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.
NAREIT FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute NAREIT FFO in accordance with the current NAREIT definition; however, other REITs may report NAREIT FFO differently or have a different interpretation of the current NAREIT definition from ours.
FFO as Adjusted. In addition, we present NAREIT FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction-related items, impairments (recoveries) of non-depreciable assets, losses (gains) from the sale of non-depreciable assets, severance and related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), foreign currency remeasurement losses (gains), and changes in tax legislation (“FFO as Adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the NAREIT defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

4

Definitions

Net Operating Income from Continuing Operations (“NOI”) and Cash NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and income from direct financing leases), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Management believes NOI provides relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unlevered basis. Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. Adjusted NOI is oftentimes referred to as “Cash NOI.” NOI and Adjusted NOI exclude our share of income (loss) generated by unconsolidated joint ventures, which is recognized in equity income (loss) from unconsolidated joint ventures in the consolidated statements of operations. We use NOI and Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our same property portfolio (“SPP”), as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased medical office and life science properties and SHOP facilities. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense.
Portfolio Income Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.
Real Estate Revenues Real Estate Revenues include rental related revenues, tenant recoveries, resident fees and services and income from DFLs.
Revenue Per Occupied Room ("REVPOR") SHOP The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR SHOP is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our SHOP assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our SHOP assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Same Property Portfolio SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.
Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or a change in reporting structure has been agreed to (such as triple-net to SHOP).
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments Our portfolio is comprised of investments in the following healthcare segments: (i) senior housing triple-net, (ii) senior housing operating portfolio (“SHOP”), (iii) life science (iv) medical office, and (v) other non-reportable segments (“Other”).
Share of Unconsolidated Joint Ventures ("JVs") Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

5

Reconciliations
In thousands, except for per share data

Funds From Operations

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss) applicable to common shares	$43,200	$829,325	$43,987	$1,058,424
Real estate related depreciation and amortization	190,798	130,759	659,989	549,499
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	15,151	15,237	60,303	63,967
Noncontrolling interests' share of real estate related depreciation and amortization	(5,128)	(3,828)	(20,054)	(11,795)
Other real estate-related depreciation and amortization	1,357	2,071	6,155	6,977
Loss (gain) on sales of real estate, net	(4,193)	(763,774)	(22,900)	(925,985)
Healthpeak's share of loss (gain) on sales of real estate, net, from unconsolidated joint ventures	(2,118)	—	(2,118)	—
Noncontrolling interests' share of gain (loss) on sales of real estate, net	129	—	335	—
Loss (gain) upon change of control, net(1)	(155,225)	(50,171)	(166,707)	(9,154)
Taxes associated with real estate dispositions	—	2,765	—	3,913
Impairments (recoveries) of depreciable real estate, net(2)	110,284	32,803	221,317	44,343
NAREIT FFO applicable to common shares	194,255	195,187	780,307	780,189
Distributions on dilutive convertible units and other	1,637	—	6,592	—
Diluted NAREIT FFO applicable to common shares	$195,892	$195,187	$786,899	$780,189

Weighted average shares outstanding - diluted NAREIT FFO	506,017	473,289	494,335	470,719

Impact of adjustments to NAREIT FFO:
Transaction-related items	$1,688	$2,416	$15,347	$11,029
Other impairments (recoveries) and losses (gains), net(3)	—	3,277	10,147	7,619
Severance and related charges(4)	—	595	5,063	13,906
Loss on debt extinguishments(5)	22,213	263	58,364	44,162
Litigation costs (recoveries)	29	323	(520)	363
Casualty-related charges (recoveries), net(6)	530	—	(4,106)	—
Foreign currency remeasurement losses (gains)	100	72	(250)	(35)
Total adjustments	24,560	6,946	84,045	77,044
FFO as Adjusted applicable to common shares	218,815	202,133	864,352	857,233
Distributions on dilutive convertible units and other	1,585	(18)	6,396	(198)
Diluted FFO as Adjusted applicable to common shares	$220,400	$202,115	$870,748	$857,035

Weighted average shares outstanding - diluted FFO as Adjusted	506,017	473,289	494,335	470,719

Diluted earnings per common share	$0.09	$1.73	$0.09	$2.24
Depreciation and amortization	0.40	0.31	1.43	1.30
Loss (gain) on sales of real estate, net	(0.01)	(1.61)	(0.04)	(1.96)
Loss (gain) upon change of control, net(1)	(0.31)	(0.10)	(0.34)	(0.02)
Taxes associated with real estate dispositions	—	0.01	—	0.01
Impairments (recoveries) of depreciable real estate, net(2)	0.22	0.07	0.45	0.09
Diluted NAREIT FFO per common share	$0.39	$0.41	$1.59	$1.66
Transaction-related items	—	0.01	0.03	0.02
Other impairments (recoveries) and losses (gains), net(3)	—	0.01	0.02	0.02
Severance and related charges(4)	—	—	0.01	0.03
Loss on debt extinguishments(5)	0.05	—	0.12	0.09
Casualty-related charges (recoveries), net(6)	—	—	(0.01)	—
Diluted FFO as Adjusted per common share	$0.44	$0.43	$1.76	$1.82

6

Reconciliations
In thousands

Funds Available for Distribution

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
FFO as Adjusted applicable to common shares	$218,815	$202,133	$864,352	$857,233
Amortization of deferred compensation(7)	3,177	3,465	14,790	14,714
Amortization of deferred financing costs	2,689	2,851	10,863	12,612
Straight-line rents	(6,259)	(2,251)	(28,451)	(23,138)
FAD capital expenditures	(46,004)	(35,956)	(108,844)	(106,193)
Lease restructure payments	284	294	1,153	1,195
CCRC entrance fees(8)	4,785	4,677	18,856	17,880
Deferred income taxes	(4,909)	(5,993)	(18,972)	(18,744)
Other FAD adjustments(9)	(3,574)	(1,219)	(7,927)	(9,162)
FAD applicable to common shares	169,004	168,001	745,820	746,397
Distributions on dilutive convertible units and other	1,637	—	6,591	—
Diluted FAD applicable to common shares	$170,641	$168,001	$752,411	$746,397

Weighted average shares outstanding - diluted FAD	506,017	473,289	494,335	470,719
______________________________________

(1)
For the three months ended December 31, 2019, primarily relates to the gain related to the deconsolidation of 19 previously consolidated senior housing assets that were contributed into a new unconsolidated joint venture (Sovereign Wealth Fund Senior Housing JV). For the year ended December 31, 2019, also includes the gain related to the acquisition of the outstanding equity interests in a previously unconsolidated senior housing joint venture (Vintage Park). For the three months ended December 31, 2018, represents the gain related to the acquisition of our partner's interests in four previously unconsolidated life science assets. For the year ended December 31, 2018, also includes the loss on consolidation of seven U.K. care homes.

(2)
For the year ended December 31, 2019, includes a $6 million impairment charge related to depreciable real estate held by the CCRC JV, which we recognized in equity income (loss) from unconsolidated joint ventures in the consolidated statement of operations.

(3)
For the year ended December 31, 2019, represents the impairment of 13 senior housing triple-net facilities under direct financing leases recognized as a result of entering into sales agreements. For the year ended December 31, 2018, represents the impairment of an undeveloped life science land parcel classified as held for sale, partially offset by an impairment recovery upon the sale of a mezzanine loan investment in March 2018.

(4)	For the year ended December 31, 2018, primarily relates to the departure of our former Executive Chairman and corporate restructuring activities.

(5)	For all periods presented, represents the premium associated with the prepayment of senior unsecured notes.

(6)
For the three months ended December 31, 2019, represents evacuation costs related to hurricanes. The year ended December 31, 2019 also includes incremental insurance proceeds related to hurricanes in 2017.

(7)
Excludes amounts related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees, which have already been excluded from FFO as Adjusted in severance and related charges.

(8)	Represents our 49% share of our CCRC JV's non-refundable entrance fees collected in excess of amortization.

(9)
Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.

7

Reconciliations
In thousands

Share of Unconsolidated Joint Venture NAREIT FFO, and FAD

	Three Months Ended December 31, 2019
	Total	CCRC JV	Other SHOP JVs	Senior Housing JV	U.K. JV	Medical Office	Remaining
Equity income (loss) from unconsolidated joint ventures	$1,387	$(2,456)	$(462)	$930	$871	$215	$2,289
Real estate related depreciation and amortization	15,151	12,073	947	150	1,733	200	48
Loss (gain) on sales of real estate, net	(2,118)	—	—	—	—	—	(2,118)
NAREIT FFO	$14,420	$9,617	$485	$1,080	$2,604	$415	$219
FAD adjustments	485	939	(116)	(34)	(288)	(25)	9
FAD	$14,905	$10,556	$369	$1,046	$2,316	$390	$228

8

Reconciliations
In thousands, except for per share data

Projected Future Operations(1)

	Full Year 2020
	Low	High
Diluted earnings per common share	$0.70	$0.76
Real estate related depreciation and amortization	1.40	1.40
Real estate related depreciation and amortization on unconsolidated joint ventures	0.20	0.20
Real estate related depreciation and amortization on noncontrolling interests and other	(0.03)	(0.03)
Loss (gain) on sales of real estate, net	(0.40)	(0.40)
Loss (gain) upon consolidation of real estate, net	(0.24)	(0.24)
Taxes associated with real estate disposition	0.01	0.01
Diluted NAREIT FFO per common share	$1.64	$1.70
Transaction-related items	0.21	0.21
Other impairments (recoveries), net	(0.08)	(0.08)
Diluted FFO as Adjusted per common share	$1.77	$1.83
 ______________________________________

(1)
The foregoing projections reflect management’s view of current and future market conditions as of February 11, 2020 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended December 31, 2019 that was issued on February 11, 2020. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of February 11, 2020. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

Share of Unconsolidated Joint Venture NAREIT FFO and Cash NOI

	Full Year 2020
	Low	High
Equity income (loss) from unconsolidated joint ventures	$(72,000)	$(68,000)
Real estate related depreciation and amortization	103,000	107,000
NAREIT FFO	$31,000	$39,000
Adjustments to NAREIT FFO(1)	3,500	3,500
Total NOI	$34,500	$42,500
Non-cash adjustments to NOI	(500)	(500)
Total Cash NOI	$34,000	$42,000
 ______________________________________

(1)	Includes interest and general and administrative expenses.

9

Reconciliations
In millions

Projected SPP Cash NOI(1)(2)
For the projected full year 2020 (low)

	Senior Housing(3)	Life Science	Medical Office	Other	Total
Cash NOI(4)	$399	$389	$344	$44	$1,177
Interest income	—	—	—	15	15
Cash NOI plus interest income	399	389	344	59	1,191
Interest income	—	—	—	(15)	(15)
Non-cash adjustments to cash NOI(5)	2	27	7	(2)	33
NOI	400	416	351	42	1,210
Non-SPP NOI	(242)	(155)	(43)	(1)	(441)
SPP NOI	158	261	309	41	769
Non-cash adjustments to SPP NOI(5)	(2)	(7)	(7)	2	(13)
SPP cash NOI	$156	$254	$302	$43	755
Addback adjustments(6)					455
Other income and expenses(7)					357
Costs and expenses(8)					(1,182)
Other impairments (recoveries), net					—
Net income (loss)					$385

For the projected full year 2020 (high)

	Senior Housing(3)	Life Science	Medical Office	Other	Total
Cash NOI(4)	$411	$392	$348	$45	$1,195
Interest income	—	—	—	15	15
Cash NOI plus interest income	411	392	348	59	1,210
Interest income	—	—	—	(15)	(15)
Non-cash adjustments to cash NOI(5)	1	27	7	(2)	33
NOI	412	419	355	42	1,228
Non-SPP NOI	(251)	(156)	(43)	(1)	(452)
SPP NOI	161	263	312	41	776
Non-cash adjustments to SPP NOI(5)	(2)	(7)	(7)	2	(13)
SPP cash NOI	$159	$256	$305	$43	763
Addback adjustments(6)					465
Other income and expenses(7)					362
Costs and expenses(8)					(1,177)
Other impairments (recoveries), net					—
Net income (loss)					$412

10

Reconciliations
In millions

For the year ended December 31, 2019

	Senior Housing(3)	Life Science	Medical Office	Other	Total
Cash NOI(4)	$423	$311	$342	$53	$1,129
Interest income				10	10
Cash NOI plus interest income	423	311	342	63	1,139
Interest income				(10)	(10)
Non-cash adjustments to cash NOI(5)	(23)	22	6	(1)	4
NOI	400	333	348	51	1,133
Non-SPP NOI	(241)	(83)	(44)	(11)	(379)
SPP NOI	159	250	304	41	754
Non-cash adjustments to SPP NOI(5)	(2)	(6)	(7)	1	(13)
SPP cash NOI	$157	$244	$297	$42	741
Addback adjustments(6)					392
Other income and expenses(7)					199
Costs and expenses(8)					(1,046)
Other impairments (recoveries), net					(226)
Net income (loss)					$60

Projected SPP Cash NOI change for the full year 2020

	Senior Housing(3)	Life Science	Medical Office	Other	Total
Low	(1.00%)	4.00%	1.75%	1.75%	2.00%
High	1.00%	5.00%	2.75%	2.50%	3.00%
______________

(1)
The foregoing projections reflect management’s view of current and future market conditions as of February 11, 2020 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended December 31, 2019 that was issued on February 11, 2020. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of February 11, 2020. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Does not foot due to rounding and adjustments made to SPP high and low ranges reported by segment.

(3)	Includes senior housing triple-net and SHOP.

(4)	Represents rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses, including our share of our joint ventures.

(5)
Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, management contract termination expense, actuarial reserves for insurance claims that have been incurred but not reported, and lease termination fees.

(6)	Represents non-SPP NOI and non-cash adjustments to SPP NOI.

(7)
Represents interest income, gain (loss) on sales of real estate, net, other income (expense), net, income taxes benefit (expense), and equity income (loss) from unconsolidated joint ventures, excluding NOI.

(8)	Represents interest expense, depreciation and amortization, general and administrative, transaction costs, and loss on debt extinguishments.

11

Reconciliations
In thousands

Enterprise Gross Assets and Portfolio Investment

	December 31, 2019
	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Consolidated total assets	$1,081,486	$2,841,730	$5,117,051	$3,615,493	$1,248,701	$128,430	$14,032,891
Investments in and advances to unconsolidated JVs	—	—	—	—	(825,515)	—	(825,515)
Accumulated depreciation and amortization	438,593	632,206	822,393	1,329,661	96,544	—	3,319,397
Consolidated Gross Assets	$1,520,079	$3,473,936	$5,939,444	$4,945,154	$519,730	$128,430	$16,526,773
Share of unconsolidated JV gross assets	—	—	—	—	1,617,062	—	1,617,062
Enterprise Gross Assets	$1,520,079	$3,473,936	$5,939,444	$4,945,154	$2,136,792	$128,430	$18,143,835
Land held for development	—	—	(96,882)	(9,458)	—	—	(106,340)
Fully depreciated real estate and intangibles	54,646	94,619	339,814	439,634	9,181	—	937,894
Non-real estate related assets(1)	(118,947)	(202,861)	(230,086)	(298,525)	(277,556)	(128,430)	(1,256,405)
Real estate intangible liabilities	(18,709)	(8,599)	(96,494)	(89,952)	(4,871)	—	(218,625)
Portfolio Investment	$1,437,069	$3,357,095	$5,855,796	$4,986,853	$1,863,546	$—	$17,500,359

Investment by Type:
Wholly-owned	$1,437,069	$3,357,095	$5,855,796	$4,986,853	$504,794	$—	$16,141,607
Share of unconsolidated JVs	—	—	—	—	1,358,752	—	1,358,752
Portfolio Investment	$1,437,069	$3,357,095	$5,855,796	$4,986,853	$1,863,546	$—	$17,500,359
______________________________________

(1)
Includes straight-line rent payables and receivables, net of reserves; lease commissions - 2nd generation, net of amortization; cash and restricted cash; our share of the value attributable to refundable Entrance Fee liabilities for the CCRC JV; operating lease right-of-use assets; and other assets.

12

Reconciliations
In thousands

Real Estate Revenue

	Three Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Senior housing triple-net	$63,602	$58,892	$49,866	$48,018	$42,665
SHOP	127,909	126,181	177,001	212,275	209,714
Life science	96,371	94,473	107,596	118,561	120,155
Medical office(1)	140,015	142,195	141,927	143,639	143,769
Other(1)	12,664	12,700	12,763	12,737	12,412
Real Estate Revenue	$440,561	$434,441	$489,153	$535,230	$528,715
Senior housing triple-net	2,436	435	4,793	(1,551)	(2,201)
SHOP	41	968	1,128	957	258
Life science	(2,178)	(2,491)	(7,627)	(7,080)	(4,975)
Medical office(1)	(2,506)	(2,710)	(2,143)	(2,509)	(2,267)
Other(1)	194	194	219	469	461
Non-cash adjustments to Real Estate Revenues	$(2,013)	$(3,604)	$(3,630)	$(9,714)	$(8,724)
Senior housing triple-net	66,038	59,328	54,659	46,467	40,464
SHOP	127,950	127,149	178,129	213,232	209,972
Life science	94,193	91,982	99,969	111,481	115,180
Medical office(1)	137,509	139,485	139,784	141,130	141,502
Other(1)	12,858	12,895	12,982	13,206	12,873
Cash Real Estate Revenues	$438,548	$430,839	$485,523	$525,516	$519,991
Senior housing triple-net	(44,042)	(37,331)	(32,369)	(24,165)	(18,023)
SHOP	(87,800)	(85,719)	(136,605)	(171,454)	(168,715)
Life science	(16,455)	(14,277)	(20,255)	(29,650)	(33,038)
Medical office(1)	(10,529)	(10,133)	(10,040)	(9,683)	(9,732)
Other(1)	(484)	(463)	(479)	(477)	(92)
Non-SPP Cash Real Estate Revenues	$(159,310)	$(147,923)	$(199,748)	$(235,429)	$(229,600)
Senior housing triple-net	21,996	21,997	22,290	22,302	22,441
SHOP	40,150	41,430	41,524	41,778	41,257
Life science	77,738	77,705	79,714	81,831	82,142
Medical office(1)	126,980	129,352	129,744	131,447	131,770
Other(1)	12,374	12,432	12,503	12,729	12,781
Cash Real Estate Revenues - SPP	$279,238	$282,916	$285,775	$290,087	$290,391
_______________________________________

(1)
During the quarter ended March 31, 2019, two facilities were reclassified from the other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

13

Reconciliations
In thousands

Operating Expenses

	Three Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Senior housing triple-net	$941	$993	$866	$865	$1,842
SHOP	104,617	96,948	137,460	166,201	165,104
Life science	23,534	21,992	25,480	29,520	30,480
Medical office(1)	48,219	48,987	50,176	51,472	50,903
Other(1)	102	7	11	11	53
Operating expenses	$177,413	$168,927	$213,993	$248,069	$248,382
Senior housing triple-net	(14)	(129)	(14)	(14)	(1,093)
SHOP	(3,189)	(184)	287	218	119
Life science	(13)	(13)	(13)	(13)	(13)
Medical office(1)	(945)	(939)	(940)	(941)	(932)
Other(1)	—	1	—	—	1
Non-cash adjustments to operating expenses	$(4,161)	$(1,264)	$(680)	$(750)	$(1,918)
Senior housing triple-net	927	864	852	851	749
SHOP	101,428	96,764	137,747	166,419	165,223
Life science	23,521	21,979	25,467	29,507	30,467
Medical office(1)	47,274	48,048	49,236	50,531	49,971
Other(1)	102	8	11	11	54
Cash Operating Expenses	$173,252	$167,663	$213,313	$247,319	$246,464
Senior housing triple-net	(892)	(834)	(822)	(820)	(725)
SHOP	(71,273)	(66,516)	(107,202)	(135,608)	(134,556)
Life science	(4,763)	(4,453)	(6,252)	(9,648)	(10,436)
Medical office(1)	(4,456)	(4,518)	(4,841)	(4,783)	(4,669)
Other(1)	(93)	(3)	(6)	(6)	26
Non-SPP operating expenses	$(81,477)	$(76,324)	$(119,123)	$(150,865)	$(150,360)
Senior housing triple-net	35	30	30	31	24
SHOP	30,155	30,248	30,545	30,811	30,667
Life science	18,758	17,526	19,215	19,859	20,031
Medical office(1)	42,818	43,530	44,395	45,748	45,302
Other(1)	9	5	5	5	80
Cash Operating Expenses - SPP	$91,775	$91,339	$94,190	$96,454	$96,104
_______________________________________

(1)
During the quarter ended March 31, 2019, two facilities were reclassified from the other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

14

Reconciliations
In thousands

Total Real Estate Revenue	Total Operating Expenses

Year Ended December 31, 2019		Year Ended December 31, 2019
Senior housing triple-net	$199,441	Senior housing triple-net	$4,565
SHOP	725,171	SHOP	565,713
Life science	440,784	Life science	107,472
Medical office	571,530	Medical office	201,538
Other	50,613	Other	82
Real Estate Revenue	$1,987,539	Operating expenses	$879,370
Senior housing triple-net	1,476	Senior housing triple-net	(1,249)
SHOP	3,311	SHOP	439
Life science	(22,172)	Life science	(52)
Medical office	(9,628)	Medical office	(3,751)
Other	1,342	Other	—
Non-cash adjustments to Real Estate Revenues	$(25,671)	Non-cash adjustments to operating expenses	$(4,613)
Senior housing triple-net	200,917	Senior housing triple-net	3,316
SHOP	728,482	SHOP	566,152
Life science	418,612	Life science	107,420
Medical office	561,902	Medical office	197,787
Other	51,955	Other	82
Cash Real Estate Revenues	$1,961,868	Cash Operating Expenses	$874,757
Senior housing triple-net	(111,887)	Senior housing triple-net	(3,202)
SHOP	(608,486)	SHOP	(478,515)
Life science	(127,212)	Life science	(38,050)
Medical office	(90,582)	Medical office	(37,308)
Other	(1,509)	Other	13
Non-SPP Cash Real Estate Revenues(1)	$(939,676)	Non-SPP operating expenses(2)	$(557,062)
Senior housing triple-net	89,030	Senior housing triple-net	114
SHOP	119,996	SHOP	87,637
Life science	291,400	Life science	69,370
Medical office	471,320	Medical office	160,479
Other	50,446	Other	95
Cash Real Estate Revenues - SPP(1)	$1,022,192	Cash Operating Expenses - SPP(2)	$317,695
___________________________________

(1)	The property count used for Non-SPP Cash Real Estate Revenues and Cash Real Estate Revenues - SPP differed for the three and twelve months ended December 31, 2019.

(2)	The property count used for Non-SPP operating expense and Cash Operating Expenses - SPP differed for the three and twelve months ended December 31, 2019.

15

Reconciliations
In thousands

Total Real Estate Revenue	Total Operating Expenses

Year Ended December 31, 2018		Year Ended December 31, 2018
Senior housing triple-net	$276,091	Senior housing triple-net	$3,618
SHOP	547,976	SHOP	414,312
Life science	395,064	Life science	91,742
Medical office(1)	547,375	Medical office(1)	195,100
Other(1)	69,777	Other(1)	266
Real Estate Revenue	$1,836,283	Operating expenses	$705,038
Senior housing triple-net	2,120	Senior housing triple-net	(7)
SHOP	(3,193)	SHOP	(6,068)
Life science	(9,652)	Life science	(63)
Medical office(1)	(10,077)	Medical office(1)	(3,387)
Other(1)	(627)	Other(1)	—
Non-cash adjustments to Real Estate Revenues	$(21,429)	Non-cash adjustments to operating expenses	$(9,525)
Senior housing triple-net	278,211	Senior housing triple-net	3,611
SHOP	544,783	SHOP	408,244
Life science	385,412	Life science	91,679
Medical office(1)	537,298	Medical office(1)	191,713
Other(1)	69,150	Other(1)	266
Cash Real Estate Revenues	$1,814,854	Cash Operating Expenses	$695,513
Senior housing triple-net	(191,287)	Senior housing triple-net	(3,486)
SHOP	(427,973)	SHOP	(324,121)
Life science	(111,314)	Life science	(26,725)
Medical office(1)	(78,227)	Medical office(1)	(34,383)
Other(1)	(20,069)	Other(1)	(242)
Non-SPP Cash Real Estate Revenues(2)	$(828,870)	Non-SPP operating expenses(3)	$(388,957)
Senior housing triple-net	86,924	Senior housing triple-net	125
SHOP	116,810	SHOP	84,123
Life science	274,098	Life science	64,954
Medical office(1)	459,071	Medical office(1)	157,330
Other(1)	49,081	Other(1)	24
Cash Real Estate Revenues - SPP(2)	$985,984	Cash Operating Expenses - SPP(3)	$306,556
___________________________________

(1)
During the year ended December 31, 2019, two facilities were reclassified from the other non-reportable segments to the medical office segment. Accordingly, all prior year segment information has been recast to conform to the current year presentation.

(2)	The property count used for Non-SPP Cash Real Estate Revenues and Cash Real Estate Revenues - SPP differed for the three and twelve months ended December 31, 2018.

(3)	The property count used for Non-SPP operating expense and Cash Operating Expenses - SPP differed for the three and twelve months ended December 31, 2018.

16

Reconciliations
In thousands

EBITDAre and Adjusted EBITDAre

	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
Net income (loss)	$47,359	$60,061
Interest expense	58,120	225,619
Income tax expense (benefit)	(5,679)	(17,262)
Depreciation and amortization	190,798	659,989
Other depreciation and amortization	2,166	9,158
Loss (gain) on sales of real estate	(4,193)	(22,900)
Loss (gain) upon change of control	(155,225)	(168,023)
Impairments (recoveries) of depreciable real estate	110,284	215,790
Share of unconsolidated JV:
Interest expense	3,289	14,825
Income tax expense (benefit)	183	674
Depreciation and amortization	15,151	60,303
Impairments (recoveries) of depreciable real estate	—	5,527
Gain on sale of real estate from unconsolidated JVs	(2,118)	(2,118)
Other JV adjustments	(400)	(2,010)
EBITDAre	$259,735	$1,039,633

Transaction-related items	1,688	15,347
Other impairments (recoveries) and losses (gains)	—	10,147
Severance and related charges	—	5,063
Loss on debt extinguishments	22,213	58,364
Litigation costs (recoveries)	29	(520)
Casualty-related charges (recoveries)	700	(3,706)
Amortization of deferred compensation	3,177	14,790
Foreign currency remeasurement losses (gains)	100	(250)
CCRC entrance fees(1)	4,785	18,856
Adjusted EBITDAre	$292,427	$1,157,724

Adjusted Fixed Charge Coverage

	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
Interest expense	$58,120	$225,619
Capitalized interest	7,630	30,109
Share of unconsolidated JV interest expense and capitalized interest	3,555	15,686
Fixed Charges	$69,305	$271,414

Adjusted Fixed Charge Coverage	4.2x	4.3x
  ______________________________________

(1)	Represents our 49% share of our CCRC JV's non-refundable entrance fees collected in excess of amortization.

17

Reconciliations
In thousands

Enterprise Debt and Net Debt

December 31, 2019
Bank line of credit and commercial paper(1)	$93,000
Term loan	248,942
Senior unsecured notes	5,647,993
Mortgage debt(2)	309,196
Other debt	84,771
Consolidated Debt	$6,383,902
Share of unconsolidated JV mortgage debt	184,218
Share of unconsolidated JV other debt	164,543
Enterprise Debt	$6,732,663
Cash and cash equivalents	(144,232)
Share of unconsolidated JV cash and cash equivalents	(31,520)
Net Debt	$6,556,911

Financial Leverage

December 31, 2019
Enterprise Debt	$6,732,663
Enterprise Gross Assets	18,143,835
Financial Leverage	37.1%

Secured Debt Ratio

December 31, 2019
Mortgage debt	$309,196
Share of unconsolidated JV mortgage debt	184,218
Enterprise Secured Debt	$493,414
Enterprise Gross Assets	18,143,835
Secured Debt Ratio	2.7%

Net Debt to Adjusted EBITDAre

	Three Months Ended December 31, 2019		Twelve Months Ended December 31, 2019
Net Debt	$6,556,911		$6,556,911
Adjusted EBITDAre	1,169,708	(3)	1,157,724
Net Debt to Adjusted EBITDAre	5.6x		5.7x
  ______________________________________

(1)	Includes $93 million of commercial paper at December 31, 2019.

(2)	Includes mortgage debt of $32.3 million on assets held for sale that matures in 2026, 2028 and 2044.

(3)	Represents the current quarter Adjusted EBIDTAre multiplied by a factor of four.

18

Reconciliations
In thousands

Segment Cash NOI, Portfolio Income, and SPP
Total Consolidated

	Three Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Net income (loss)	$834,383	$64,990	$(9,980)	$(42,308)	$47,359
Interest income	(1,358)	(1,713)	(2,414)	(2,741)	(2,976)
Interest expense	54,717	49,327	56,942	61,230	58,120
Depreciation and amortization	130,759	131,951	165,296	171,944	190,798
General and administrative	21,510	21,355	27,120	22,970	21,521
Transaction costs	1,684	4,518	1,337	1,319	1,569
Loss (gain) on sales of real estate, net	(763,774)	(8,044)	(11,448)	784	(4,193)
Impairments (recoveries), net	36,080	8,858	68,538	38,257	110,284
Other expense (income), net	(50,333)	(3,133)	(21,008)	(693)	(157,296)
Loss on debt extinguishments	263	—	1,135	35,017	22,213
Income tax expense (benefit)	(2,935)	(3,458)	(1,864)	(6,261)	(5,679)
Equity loss (income) from unconsolidated JVs	2,152	863	1,506	7,643	(1,387)
NOI	$263,148	$265,514	$275,160	$287,161	$280,333
Adjustment to NOI	2,148	(2,338)	(2,950)	(8,963)	(6,805)
Cash NOI	$265,296	$263,176	$272,210	$278,198	$273,528
Interest income	1,358	1,713	2,414	2,741	2,976
Share of unconsolidated JVs	21,466	21,400	22,233	21,569	20,765
Portfolio Income	$288,120	$286,289	$296,857	$302,508	$297,269
Interest income	(1,358)	(1,713)	(2,414)	(2,741)	(2,976)
Share of unconsolidated JVs	(21,466)	(21,400)	(22,233)	(21,569)	(20,765)
Adjustment to NOI	(2,148)	2,338	2,950	8,963	6,805
Non-SPP NOI	(74,992)	(72,080)	(81,581)	(90,012)	(84,387)
SPP NOI	$188,156	$193,434	$193,579	$197,149	$195,946
Non-cash adjustment to SPP NOI	(693)	(1,857)	(1,994)	(3,516)	(1,659)
SPP cash NOI	$187,463	$191,577	$191,585	$193,633	$194,287

19

Reconciliations
In thousands

Senior Housing Triple-Net

	Three Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Net income (loss)	$67,827	$44,184	$17,616	$26,839	$9,570
Interest expense	598	589	206	106	102
Depreciation and amortization	17,564	16,683	15,693	12,778	10,207
Impairments (recoveries), net	—	—	15,485	7,430	20,944
Loss (gain) on sales of real estate, net	(23,328)	(3,557)	—	—	—
NOI	$62,661	$57,899	$49,000	$47,153	$40,823
Adjustment to NOI	2,450	564	4,807	(1,537)	(1,108)
Cash NOI	$65,111	$58,463	$53,807	$45,616	$39,715
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$65,111	$58,463	$53,807	$45,616	$39,715
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	(2,450)	(564)	(4,807)	1,537	1,108
Non-SPP NOI	(41,169)	(36,599)	(27,212)	(23,689)	(17,333)
SPP NOI	$21,492	$21,300	$21,788	$23,464	$23,490
Non-cash adjustment to SPP NOI	469	667	472	(1,193)	(1,073)
SPP cash NOI	$21,961	$21,967	$22,260	$22,271	$22,417

SHOP

	Three Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Net income (loss)	$(19,145)	$8,971	$(62,299)	$(40,170)	$46,354
Interest expense	659	663	1,326	2,637	2,893
Depreciation and amortization	23,609	24,086	52,242	58,152	80,106
Impairments (recoveries), net	32,802	—	52,963	24,721	86,684
Loss (gain) on sales of real estate, net	(14,633)	(4,487)	(4,691)	734	(10,541)
Other expense (income), net	—	—	—	—	(160,886)
NOI	$23,292	$29,233	$39,541	$46,074	$44,610
Adjustment to NOI	3,230	1,152	841	740	139
Cash NOI	$26,522	$30,385	$40,382	$46,814	$44,749
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$26,522	$30,385	$40,382	$46,814	$44,749
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	(3,230)	(1,152)	(841)	(740)	(139)
Non-SPP NOI	(14,887)	(18,291)	(28,720)	(35,172)	(34,014)
SPP NOI	$8,405	$10,942	$10,821	$10,902	$10,596
Non-cash adjustment to SPP NOI	1,590	240	158	65	(6)
SPP cash NOI	$9,995	$11,182	$10,979	$10,967	$10,590

20

Reconciliations
In thousands

Life Science

	Three Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Net income (loss)	$763,666	$36,162	$44,431	$43,858	$43,975
Interest expense	76	73	70	68	66
Depreciation and amortization	34,699	36,246	41,431	45,028	45,634
Impairments (recoveries), net	—	—	—	—	—
Loss (gain) on sales of real estate, net	(725,604)	—	(3,816)	87	—
NOI	$72,837	$72,481	$82,116	$89,041	$89,675
Adjustment to NOI	(2,165)	(2,478)	(7,614)	(7,067)	(4,961)
Cash NOI	$70,672	$70,003	$74,502	$81,974	$84,714
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$70,672	$70,003	$74,502	$81,974	$84,714
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	2,165	2,478	7,614	7,067	4,961
Non-SPP NOI	(12,496)	(11,146)	(19,969)	(25,698)	(27,746)
SPP NOI	$60,341	$61,335	$62,147	$63,343	$61,929
Non-cash adjustment to SPP NOI	(1,361)	(1,156)	(1,648)	(1,371)	182
SPP cash NOI	$58,980	$60,179	$60,499	$61,972	$62,111

Medical Office(1)

	Three Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Net income (loss)	$39,042	$31,138	$40,397	$32,171	$37,045
Interest expense	118	111	109	108	105
Depreciation and amortization	53,163	53,101	54,096	54,152	53,323
Impairments (recoveries), net	—	8,858	90	5,729	2,656
Loss (gain) on sales of real estate, net	(527)	—	(2,941)	7	(263)
NOI	$91,796	$93,208	$91,751	$92,167	$92,866
Adjustment to NOI	(1,561)	(1,771)	(1,203)	(1,568)	(1,335)
Cash NOI	$90,235	$91,437	$90,548	$90,599	$91,531
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$90,235	$91,437	$90,548	$90,599	$91,531
Interest income	—	—	—	—	—
Share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	1,561	1,771	1,203	1,568	1,335
Non-SPP NOI	(6,048)	(5,584)	(5,209)	(4,982)	(5,174)
SPP NOI	$85,748	$87,624	$86,542	$87,185	$87,692
Non-cash adjustment to SPP NOI	(1,586)	(1,802)	(1,193)	(1,486)	(1,224)
SPP cash NOI	$84,162	$85,822	$85,349	$85,699	$86,468

21

Reconciliations
In thousands

Other(1)

	Three Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Net income (loss)	$56,619	$11,708	$24,643	$6,637	$2,918
Interest income	(1,358)	(1,713)	(2,414)	(2,741)	(2,976)
Interest expense	—	—	—	—	—
Depreciation and amortization	1,724	1,835	1,834	1,834	1,528
Impairments (recoveries), net	3,278	—	—	377	—
Loss (gain) on sales of real estate, net	318	—	—	(44)	6,611
Other expense (income), net	(50,171)	—	(12,817)	(980)	5,665
Equity loss (income) from unconsolidated JVs	2,152	863	1,506	7,643	(1,387)
NOI	$12,562	$12,693	$12,752	$12,726	$12,359
Adjustment to NOI	194	195	219	469	460
Cash NOI	$12,756	$12,888	$12,971	$13,195	$12,819
Interest income	1,358	1,713	2,414	2,741	2,976
Share of unconsolidated JVs	21,466	21,400	22,233	21,569	20,765
Portfolio Income	$35,580	$36,001	$37,618	$37,505	$36,560
Interest income	(1,358)	(1,713)	(2,414)	(2,741)	(2,976)
Share of unconsolidated JVs	(21,466)	(21,400)	(22,233)	(21,569)	(20,765)
Adjustment to NOI	(194)	(195)	(219)	(469)	(460)
Non-SPP NOI	(392)	(460)	(471)	(471)	(120)
SPP NOI	$12,170	$12,233	$12,281	$12,255	$12,239
Non-cash adjustment to SPP NOI	195	194	217	469	462
SPP cash NOI	$12,365	$12,427	$12,498	$12,724	$12,701

Corporate Non-Segment

	Three Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Net income (loss)	$(73,626)	$(67,173)	$(74,768)	$(111,643)	$(92,503)
Interest expense	53,266	47,891	55,231	58,311	54,954
General and administrative	21,510	21,355	27,120	22,970	21,521
Transaction costs	1,684	4,518	1,337	1,319	1,569
Other expense (income), net	(162)	(3,133)	(8,191)	287	(2,075)
Loss on debt extinguishments	263	—	1,135	35,017	22,213
Income tax expense (benefit)	(2,935)	(3,458)	(1,864)	(6,261)	(5,679)
NOI	$—	$—	$—	$—	$—
  _______________________________________

(1)
During the quarter ended March 31, 2019, two facilities were reclassified from the other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

22

Reconciliations
In thousands

Segment Cash NOI Same Property Performance
For the year ended December 31, 2019

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office(1)	Other(1)	Corporate Non-segment	Total
Net income (loss)	$98,210	$(46,750)	$168,347	$140,696	$45,649	$(346,091)	$60,061
Interest income	—	—	—	—	(9,844)	—	(9,844)
Interest expense	1,003	7,519	277	434	—	216,386	225,619
Depreciation and amortization	55,361	214,590	168,339	214,669	7,030	—	659,989
General and administrative	—	—	—	—	—	92,966	92,966
Transaction costs	—	—	—	—	—	8,743	8,743
Loss (gain) on sales of real estate, net	(3,557)	(19,384)	(3,651)	(3,139)	6,831	—	(22,900)
Impairments (recoveries), net	43,859	164,369	—	17,332	377	—	225,937
Other expense (income), net	—	(160,886)	—	—	(8,137)	(13,106)	(182,129)
Loss on debt extinguishments	—	—	—	—	—	58,364	58,364
Income tax expense (benefit)	—	—	—	—	—	(17,262)	(17,262)
Equity loss (income) from unconsolidated JVs	—	—	—	—	8,625	—	8,625
NOI	$194,876	$159,458	$333,312	$369,992	$50,531	$—	$1,108,169
Adjustment to NOI	2,725	2,872	(22,120)	(5,877)	1,342	—	(21,058)
Cash NOI	$197,601	$162,330	$311,192	$364,115	$51,873	$—	$1,087,111
Interest income	—	—	—	—	9,844	—	9,844
Share of unconsolidated JVs	—	—	—	—	85,967	—	85,967
Portfolio Income	$197,601	$162,330	$311,192	$364,115	$147,684	$—	$1,182,922
Interest income	—	—	—	—	(9,844)	—	(9,844)
Share of unconsolidated JVs	—	—	—	—	(85,967)	—	(85,967)
Adjustment to NOI	(2,725)	(2,872)	22,120	5,877	(1,342)	—	21,058
Non-SPP NOI	(104,834)	(127,221)	(109,334)	(54,708)	(1,523)	—	(397,620)
SPP NOI	$90,042	$32,237	$223,978	$315,284	$49,008	$—	$710,549
Non-cash adjustment to SPP NOI	(1,126)	122	(1,948)	(4,443)	1,343	—	(6,052)
SPP cash NOI	$88,916	$32,359	$222,030	$310,841	$50,351	$—	$704,497

23

Reconciliations
In thousands

For the year ended December 31, 2018

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office(1)	Other(1)	Corporate Non-segment	Total
Net income (loss)	$191,105	$76,168	$961,071	$155,799	$78,357	$(389,026)	$1,073,474
Interest income	—	—	—	—	(10,406)	—	(10,406)
Interest expense	2,404	2,725	316	474	1,469	258,955	266,343
Depreciation and amortization	79,605	104,405	140,480	200,430	24,579	—	549,499
General and administrative	—	—	—	—	—	96,702	96,702
Transaction costs	—	—	—	—	—	10,772	10,772
Loss (gain) on sales of real estate, net	(641)	(93,977)	(806,184)	(4,428)	(20,755)	—	(925,985)
Impairments (recoveries), net	—	44,343	7,639	—	3,278	—	55,260
Other expense (income), net	—	—	—	—	(9,605)	(3,711)	(13,316)
Loss on debt extinguishments	—	—	—	—	—	44,162	44,162
Income tax expense (benefit)	—	—	—	—	—	(17,854)	(17,854)
Equity loss (income) from unconsolidated JVs	—	—	—	—	2,594	—	2,594
NOI	$272,473	$133,664	$303,322	$352,275	$69,511	$—	$1,131,245
Adjustment to NOI	2,127	2,875	(9,589)	(6,690)	(627)	—	(11,904)
Cash NOI	$274,600	$136,539	$293,733	$345,585	$68,884	$—	$1,119,341
Interest income	—	—	—	—	10,406	—	10,406
Share of unconsolidated JVs	—	—	—	—	64,906	—	64,906
Portfolio Income	$274,600	$136,539	$293,733	$345,585	$144,196	$—	$1,194,653
Interest income	—	—	—	—	(10,406)	—	(10,406)
Share of unconsolidated JVs	—	—	—	—	(64,906)	—	(64,906)
Adjustment to NOI	(2,127)	(2,875)	9,589	6,690	627	—	11,904
Non-SPP NOI	(186,855)	(102,813)	(91,343)	(44,854)	(21,127)	—	(446,992)
SPP NOI	$85,618	$30,851	$211,979	$307,421	$48,384	$—	$684,253
Non-cash adjustment to SPP NOI	1,180	1,835	(2,835)	(5,681)	673	—	(4,828)
SPP cash NOI	$86,798	$32,686	$209,144	$301,740	$49,057	$—	$679,425
___________________________________

(1)
During the year ended December 31, 2019, two facilities were reclassified from the other non-reportable segments to the medical office segment. Accordingly, all prior year segment information has been recast to conform to the current year presentation.

24

Reconciliations
In thousands

Pro forma Portfolio Income(1)

	Three Months Ended December 31, 2019
	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Portfolio Income(2)	$39,715	$44,749	$84,714	$91,531	$36,560	$297,269
Pro forma Adjustments:
Senior housing asset sales and transitions(3)	(19,195)	(2,461)	—	—	14,283	(7,374)
Other pro forma adjustments(4)	—	—	2,030	(697)	622	1,955
Pro forma Portfolio Income	$20,519	$42,288	$86,743	$90,834	$51,465	$291,850
 ______________________________________

(1)	Does not foot due to rounding and adjustments made to the Supplemental Report.

(2)	See pages 19 to 22 of this document for a reconciliation of Portfolio Income to net income.

(3)
Includes pro forma adjustments to reflect asset sales and asset transitions from senior housing triple-net to SHOP in connection with the Master Transactions and Cooperation Agreement with Brookdale Senior Living Inc., the Senior Housing Joint Venture, and certain other previously announced sales and transitions.

(4)
Pro forma to reflect the sale of our U.K. holdings and certain previously announced sales. Pro forma Portfolio Income is further adjusted to reflect acquisitions, dispositions, and other operator transitions as if they occurred on the first day of the quarter.

25

Reconciliations
In thousands, except per month data

REVPOR SHOP(1)

	Three Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
REVPOR SHOP
Real Estate Revenues	$127,909	$126,181	$177,001	$212,275	$209,714
Adjustments to real estate revenues	41	968	1,128	957	258
Cash Real Estate Revenues	$127,950	$127,149	$178,129	$213,232	$209,972
Other adjustments to REVPOR SHOP(2)	(28,998)	(21,714)	(31,002)	(28,094)	(76,517)
REVPOR SHOP revenues	$98,952	$105,436	$147,127	$185,138	$133,455

Average occupied units/month	7,745	7,664	9,955	11,579	7,304
REVPOR SHOP per month(3)	$4,259	$4,586	$4,927	$5,330	$6,091

SPP REVPOR SHOP
REVPOR SHOP revenues	$98,952	$105,436	$147,127	$185,138	$133,455
Change in reporting structure(4)	—	(7,935)	(37,036)	(65,453)	(65,578)
Other non-SPP cash real estate revenues	(58,801)	(56,070)	(68,567)	(77,907)	(26,619)
SPP REVPOR SHOP revenues	$40,150	$41,430	$41,524	$41,778	$41,257

SPP average occupied units/month	2,889	2,882	2,902	2,947	2,942
SPP REVPOR SHOP per month(3)	$4,633	$4,792	$4,769	$4,725	$4,675
 ______________________________________

(1)	Does not foot due to rounding and adjustments made to the Supplemental Report.

(2)
Includes revenue for newly completed facilities under lease-up, facilities sold or held for sale, facilities acquired or transitioned to new operators during the relevant period, and assets in redevelopment.

(3)	Represents the current quarter REVPOR divided by a factor of three.

(4)	Represents revenues for assets that transitioned from senior housing triple-net to SHOP during the year-over-year comparison period.

26